UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 18, 2008
NEOPROBE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (614) 793-7500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreements with Named Executive Officers
     On December 18, 2008, the Compensation, Governance and Nominating Committee (the “Committee”) of Neoprobe Corporation (the “Company”) approved employment agreements with each of: (a) David C. Bupp, the Company’s President and Chief Executive Officer; (b) Brent L. Larson, the Company’s Vice President, Finance, Chief Financial Officer, Treasurer and Secretary; and (c) Anthony K. Blair, the Company’s Vice President, Manufacturing Operations. The employment agreement between the Company and Mr. Bupp has a stated term of 12 months, commencing January 1, 2009, and terminating December 31, 2009. The employment agreements between the Company and Messrs. Larson and Blair have stated terms of 24 months, each commencing January 1, 2009, and terminating December 31, 2010. The following is a description of the substantially identical material terms of the aforementioned employment agreements.
     Each employee will receive an annual base salary as set forth on the schedule filed herewith as Exhibit 10.2, which schedule sets forth the material details in which each employment agreement differs from the form filed herewith as Exhibit 10.1. Each employee shall also receive an annual bonus at the discretion of the Company, in accordance with any bonus plan adopted by the Committee. For the calendar year ending December 31, 2009, the Committee has determined that the maximum bonus payment to Mr. Bupp will be $90,000 and that Mr. Bupp will be eligible for the payment of the appropriate portion of the bonus for such calendar year in the event the Company does not renew the employment of Mr. Bupp after December 31, 2009. The amended employment agreements also provide for the employees’ participation in the Company’s employee benefit programs, stock based incentive compensation plans and other benefits as described in the employment agreements.
     In the event of termination of an employee “for cause” all salary, benefits and other payments shall cease at the time of termination, and the Company shall have no further obligations to the employee. If an employee resigns for any reason other than a Change of Control (as that term is defined in the employment agreements) as described below, all salary, benefits and other payments shall cease at the time such resignation becomes effective. If an employee dies or his employment is terminated because of disability, all salary, benefits and other payments shall cease at the time of death or disability, provided, however, that the Company shall: (a) continue to provide Mr. Bupp with such health, dental and similar insurance or benefits as were provided to Mr. Bupp immediately before his termination for the longer of 36 months after such termination or the full unexpired term of his employment agreement; and (b) continue to provide either of Messrs. Larson or Blair with such health, dental and similar insurance or benefits as were provided to Messrs. Larson or Blair immediately before his termination for the longer of 12 months after such termination or the full unexpired term of his employment agreement.
     In the event of termination of an employee by the Company without cause, the Company shall, at the time of such termination, pay to the employee the respective severance amount set forth on Exhibit 10.2, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of such termination. Additionally, the Company shall continue to: (a) provide Mr. Bupp with all of the benefits provided to him pursuant to the Company’s employee benefit plans for the longer of 36 months or the full unexpired term of his employment agreement; and (b) provide Messrs. Blair and Larson with the benefits provided to each pursuant to the Company’s employee benefit plans for the longer of 12 months or the full unexpired term of his employment agreement.
     The Company also must pay severance, under certain circumstances, in the event of a Change of Control. The employment agreements provide that if there is a Change in Control and an employee is concurrently or subsequently terminated (a) by the Company without cause, (b) by the expiration of the term of his employment agreement, or (c) by the resignation of the employee because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, that a material adverse change in his working conditions has occurred, that his services are no longer required in light of the Company’s business plan, or the Company has breached his employment agreement, the Company shall pay the employee the appropriate Change of Control severance set forth on Exhibit 10.2, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of termination and shall continue to: (a) provide Mr. Bupp with all of the benefits provided to him pursuant to the Company’s employee benefit plans for the longer of 36 months or the full unexpired term of his employment agreement; and (b) provide to either of Messrs. Larson or Blair the benefits provided to them pursuant to the Company’s employee benefit plans for the longer of 12 months after such termination or the full unexpired term of his employment agreement.
     Each employment agreement also contains non-competition and non-solicitation covenants. These covenants, as described in the employment agreements, are effective during employment and for a period of 12 months following termination of employment.

     The foregoing description of the employment agreements between the Company and Messrs. Bupp, Larson and Blair is qualified in its entirety by reference to the full text of the form employment agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.
2008 Cash Bonus for Named Executive Officers
     The Committee also approved the award of cash bonuses to the named executive officers listed in the table below, to be paid upon achievement of the following corporate bonus objectives established by the Committee and subject to reduction if the goals are not achieved:
•	Achievement of specified 2008 annual revenue and gross margin goals, subject to 25% reduction of bonus if not achieved.
•	Completion of Phase 3 clinical development activities for Lymphoseek and filing of the new drug application for Lymphoseek with the United States Food and Drug Administration by December 31, 2008, subject to 50% reduction of bonus if not achieved.
•	Discretionary bonus, equal to 25% of the total bonus objective.
     The final amount of any cash bonus to be paid to the named executives will be subject to the determination of the Committee at a meeting to be held after the delivery of the financial statements of the Company for the year ending December 31, 2008, and adjusted by the weighting percentage, if any of the overall corporate objectives were not achieved.

		2008 Maximum Cash Bonus
Name	Position	Amount
David C. Bupp	President and Chief Executive Officer	$80,000

Brent L. Larson	Vice President, Finance, Chief
	Financial Officer, Treasurer and
	Secretary	$30,000

Anthony K. Blair	Vice President, Manufacturing Operations	$31,400
2009 Cash Bonus for Named Executive Officers
     In addition, the Committee established cash bonus performance goals for the named executive officers listed in the table above, to be paid in the first quarter of 2010 in amounts to be determined by the Committee upon achievement of the following corporate goals, and subject to reduction if the goals are not achieved:
•	Achievement of specified 2009 annual revenue and gross margin goals, subject to 25% reduction of bonus if not achieved.
•	Completion of Phase 3 clinical development activities for Lymphoseek, and filing of the new drug application for Lymphoseek with the United States Food and Drug Administration by December 31, 2009, subject to 50% reduction of bonus if not achieved.
•	Discretionary bonus, equal to 25% of the total bonus objective.
Restricted Stock Grant
     On December 18, 2008, the Committee also approved the grant of restricted shares of the Company’s common stock, effective January 1, 2009, to the Company’s Chief Executive Officer:

Name	Position	Restricted Shares
David C. Bupp	President and Chief Executive Officer	400,000
     The Company granted the restricted stock in accordance with the provisions of the Neoprobe Corporation Second Amended and Restated 2002 Stock Incentive Plan. In connection with the grant of the restricted shares, the Company entered into a restricted stock award agreement with the Company’s Chief Executive Officer in the form attached as Exhibit 10.3 to the Company’s Current Report on From 8-K filed January 9, 2008. Pursuant to the terms of the restricted stock agreement, the restricted shares will vest upon: (1) the approval by the United States Food and Drug Administration of the new drug application for Lymphoseek; (2) the receipt by the Company of a marketing authorization dossier with the European Medicines Agency; or (3) upon a “Change of Control” of the Company, defined for the purposes of the restricted stock award agreement as when: (a) any person, other than the Company, an employee benefit plan created by its Board of Directors for the benefit of its employees, or a participant in a transaction approved by its Board of Directors for the principal purpose of raising additional capital, either directly or indirectly, acquires beneficial ownership of securities issued by the Company having thirty percent (30%) or more of the voting power of all the voting securities issued by the Company in the election of Directors at the next meeting of the holders of voting securities to be held for such purpose; (b) a majority of the Directors elected at any meeting of the holders of voting securities of the Company are persons who were not nominated for such election by the Board of Directors or a duly constituted committee of the Board of Directors having authority in such matters; (c) the stockholders of the Company approve a merger or consolidation of the Company with another person other than a merger or consolidation in which the holders of the Company’s voting securities issued and outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising eighty percent (80%) or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the stockholders of the Company approve a transfer of substantially all of the assets of the Company to another person other than a transfer to a transferee, eighty percent (80%) or more of the voting power of which is owned or controlled by the Company or by the holders of the Company’s voting securities issued and outstanding immediately before such transfer in the same relative proportions to each other as existed before such event. If Mr. Bupp’s employment with the Company is terminated before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreement all restricted shares that have not vested at the effective date of Mr. Bupp’s termination shall immediately be forfeited.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	Form of Employment Agreement. This Agreement is one of three substantially identical employment agreements and is accompanied by a schedule which identifies material details in which each agreement differs from the form filed herewith.

10.2	Schedule identifying material differences between the employment agreements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation
Date: December 23, 2008	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and
Chief Financial Officer

5